UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

NATIONAL ATLANTIC HOLDINGS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

The Proformance Insurance Company

a National Atlantic Company

Date:	May 29, 2008

To:	Partner Agents

From:	John E. Scanlan,
Executive Vice President, Chief Underwriting Officer

Re:	Shareholder Vote

Pro Update

08-10

Dear Partner,

Today the proxy statement covering our merger with Palisades Safety and Insurance Association was mailed to all shareholders.

If your NAHC stock is held in “street name”, meaning the name of your brokerage account, make sure your broker forwards you your copy of the proxy. We can also send you a copy if needed. Most importantly, if your shares are held in “street name”, make sure your broker cast your votes for you.

As I stated at the Partner Agent meeting last week, we believe this merger is in the best interest of shareholders, policyholders, agents, and employees. Accordingly, the board of directors strongly urges you to vote in favor of the merger and to make sure your affirmative vote is cast either directly by you or your broker if your shares are held in “street name”. The shareholders vote is scheduled for June 23, 2008. You can vote in advance by proxy either by mail or on-line by following the instructions on your proxy card.

If you have any questions or if you do not soon receive a copy of the proxy statement, please feel free to contact me by return email or call me directly at 732-665-1121.

In connection with the proposed transaction, a definitive proxy statement of National

Atlantic and other materials have been filed with the SEC. A definitive proxy statement of National Atlantic has been sent to holders of National Atlantic stock seeking their approval of the proposed merger. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT NATIONAL ATLANTIC AND THE PROPOSED TRANSACTION. Investors can obtain free copies of the proxy statement as well as other filed documents containing information about National Atlantic at http://www.sec.gov, the SEC's free internet site. Free copies of National Atlantic's SEC filings are also available on National Atlantic's internet site at http://www.national-atlantic.com.

National Atlantic and its executive officers and directors may be deemed, under

SEC rules, to be participants in the solicitation of proxies from National Atlantic's stockholders with respect to the proposed merger. Information regarding the officers and directors of National Atlantic is set forth in National Atlantic's proxy statements, previously filed with the SEC. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities holdings or otherwise, is set forth in the proxy statement and other materials filed with the SEC in connection with the proposed merger.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This message contains forward-looking statements, such as those including the words "expect," "will," and similar expressions, that involve risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including the risk National Atlantic's business and its relationships with customers, employees or suppliers could suffer due to the uncertainty relating to the merger; that the merger with Palisades may not be consummated or may be delayed due to a failure of the conditions to close the merger to be satisfied or a failure of Palisades to close the transaction; and such other risk factors as may be included from time to time in the reports of National Atlantic filed with the SEC and posted in the Investor Relations section of National Atlantic's web site (http://www.national-atlantic.com.). The forward looking statements included in this document are made only as of the date of this document and National Atlantic does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Contact:

National Atlantic Holdings Corporation

Frank Prudente, 732-665-1145

investorrelations@national-atlantic.com